Exhibit (a)(xx) under Form N-1A

                                            Exhibit 3(i) under Item 601/Reg. S-K



                    FEDERATED FIXED INCOME SECURITIES, INC.

                             ARTICLES SUPPLEMENTARY

      Federated Fixed Income Securities, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:             The Corporation is authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND:     The Board of Directors of the Corporation hereby reclassifies
(i) 1,000,000,000 shares of the authorized and issued shares of Federated Limited Term Municipal Fund Class A Shares, (ii) 1,000,000,000 of the authorized and issued shares of Federated Limited Term Municipal Fund Class F Shares into authorized but unissued shares.

      THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars ($10,000,000) which were classified as follows:

Class                                               Number of Shares

Federated Limited Term Fund                         1,000,000,000
Class A Shares

Federated Limited Term Fund                         1,000,000,000
Class F Shares

Federated Limited Term Municipal Fund               1,000,000,000
Class A Shares

Federated Limited Term Municipal Fund               1,000,000,000
Class F Shares

Federated Strategic Income Fund                     1,000,000,000
Class A Shares

Federated Strategic Income Fund                     2,000,000,000
Class B Shares

Federated Strategic Income Fund                     1,000,000,000
Class C Shares
Federated Strategic Income Fund                     1,000,000,000
Class F Shares

Federated Municipal Ultrashort Fund                   500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund                   500,000,000
Class A Shares

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion (10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

        Class                                       Number of Shares

Federated Limited Term Fund                         1,000,000,000
Class A Shares

Federated Limited Term Fund                         1,000,000,000
Class F Shares

Federated Strategic Income Fund                     1,000,000,000
Class A Shares

Federated Strategic Income Fund                     2,000,000,000
Class B Shares

Federated Strategic Income Fund                     1,000,000,000
Class C Shares

Federated Strategic Income Fund                     1,000,000,000
Class F Shares

Federated Municipal Ultrashort Fund                   500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund                   500,000,000
Class A Shares

      FOURTH:     The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.
      FIFTH:      The stock has been reclassified by the Board of Directors
under the authority contained in the Charter of the Corporation.


   SIXTH:   These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.


      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on February 2, 2007. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS                                    FEDERATED FIXED INCOME SECURITIES,
                                           INC.

/s/ George F. Magera                       /s/ J. Christopher Donahue
George F. Magera                           J. Christopher Donahue
Assistant Secretary                        President




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


                                                 Amd. #21, file stamped 10/23/07

                    FEDERATED FIXED INCOME SECURITIES, INC.
                             ARTICLES SUPPLEMENTARY

      Federated Fixed Income Securities, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:             The Corporation is authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

      SECOND:     The Board of Directors of the Corporation hereby reclassifies
(i) 1,000,000,000 shares of the authorized and unissued shares of the unclassified shares of the Corporation into Federated Strategic Income Fund Institutional Shares.

      THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars ($10,000,000) which were classified as follows:

Class                                               Number of Shares

Federated Limited Term Fund                         1,000,000,000
Class A Shares

Federated Limited Term Fund                         1,000,000,000
Class F Shares

Federated Strategic Income Fund                     1,000,000,000
Class A Shares

Federated Strategic Income Fund                     2,000,000,000
Class B Shares

Federated Strategic Income Fund                     1,000,000,000
Class C Shares

Federated Strategic Income Fund                     1,000,000,000
Class F Shares

Federated Municipal Ultrashort Fund                   500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund                   500,000,000
Class A Shares

Unclassified Shares                                 2,000,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion (10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

        Class                                       Number of Shares

Federated Limited Term Fund                         1,000,000,000
Class A Shares

Federated Limited Term Fund                         1,000,000,000
Class F Shares

Federated Strategic Income Fund                     1,000,000,000
Class A Shares

Federated Strategic Income Fund                     2,000,000,000
Class B Shares

Federated Strategic Income Fund                     1,000,000,000
Class C Shares

Federated Strategic Income Fund                     1,000,000,000
Class F Shares

Federated Strategic Income Fund                     1,000,000,000
Institutional Shares

Federated Municipal Ultrashort Fund                   500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund                   500,000,000
Class A Shares

Unclassified Shares                                 1,000,000,000

      FOURTH:     The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.
      FIFTH:      The stock has been reclassified by the Board of Directors
under the authority contained in the Charter of the Corporation.

   SIXTH:   These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.



      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on October 19, 2007. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS                                    FEDERATED FIXED INCOME SECURITIES,
                                           INC.
/s/ Andrew P. Cross                        /s/ J. Christopher Donahue
Andrew P. Cross                            J. Christopher Donahue
Assistant Secretary                        President









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